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                                                                EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10747) pertaining to the 1996 Key Employee Stock Plan and the 1996 Non-Employee Director Stock Plan of Dailey Petroleum Services Corp. of our report dated June 27, 1997, with respect to the consolidated financial statements and schedule of Dailey Petroleum Services Corp. included in the Annual Report (Form 10-K) for the year ended April 30, 1997.


                                             /s/ Ernst & Young LLP


Houston, Texas
July 29, 1997